Exhibit (d)(82)

AMENDMENT TO THE INVESTMENT MANAGEMENT AGREEMENT FOR THE
TIAA-CREF INTERNATIONAL SMALL-CAP EQUITY FUND

AMENDMENT, dated December 9, 2016, to the Amended and Restated Investment Management Agreement (the “Agreement”), as amended, by and between TIAA-CREF Funds (the “Trust”) and Teachers Advisors, Inc.

WHEREAS, on October 1, 2016, Teachers Advisors, Inc. converted from a Delaware corporation to a Delaware limited liability company thereby becoming Teachers Advisors, LLC (“Advisors”); and

WHEREAS, the Trust has established one additional series, the TIAA-CREF Small-Cap Equity Fund (the “Fund”), for which the Trust would like Advisors to serve as investment manager pursuant to the terms of the Agreement between the Trust and Advisors, whereby Advisors provides investment management services to series of the Trust for a fee;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Trust and Advisors hereby agree to amend the Agreement as follows:

1.	The following Fund shall be subject to the terms and provisions of the Agreement:

International Small-Cap Equity Fund

2.	The existing Appendix A of the Agreement shall be replaced in its entirety with the attached updated Appendix A.

3.	All references in the Agreement to “Teachers Advisors, Inc.” shall be replaced in their entirety with “Teachers Advisors, LLC”.

IN WITNESS WHEREOF, the Trust and Advisors have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.

TIAA-CREF FUNDS

By:
Title:
TEACHERS ADVISORS, LLC

By:
Title:

APPENDIX A

International Equity Fund
Real Estate Securities Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.50%
Over $1.0--$2.0	0.47%
Over $2.0--$4.0	0.44%
Over $4.0--$8.0	0.41%
Over $8.0	0.38%

Growth & Income Fund
Large-Cap Growth Fund
Large-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.45%
Over $1.0--$2.0	0.42%
Over $2.0--$4.0	0.39%
Over $4.0--$8.0	0.36%
Over $8.0	0.33%

Mid-Cap Growth Fund
Mid-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$0.5	0.48%
Over $0.5--$0.75	0.46%
Over $0.75--$1.0	0.44%
Over $1.0--$2.0	0.41%
Over $2.0--$4.0	0.38%
Over $4.0--$8.0	0.35%
Over $8.0	0.32%

Small-Cap Equity Fund
Small/Mid-Cap Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$0.5	0.46%
Over $0.5--$0.75	0.44%
Over $0.75--$1.0	0.42%
Over $1.0--$2.0	0.39%
Over $2.0--$4.0	0.36%
Over $4.0--$8.0	0.33%
Over $8.0	0.30%

Global Natural Resources Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.65%
Over $1.0--$2.0	0.62%
Over $2.0--$4.0	0.59%
Over $4.0--$8.0	0.56%
Over $8.0	0.53%

Emerging Markets Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.85%
Over $1.0--$2.0	0.82%
Over $2.0--$4.0	0.79%
Over $4.0--$8.0	0.76%
Over $8.0	0.73%

International Opportunities Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.60%
Over $1.0--$2.0	0.57%
Over $2.0--$4.0	0.54%
Over $4.0--$8.0	0.51%
Over $8.0	0.48%

Large-Cap Growth Index Fund
Large-Cap Value Index Fund
Equity Index Fund
S&P 500 Index Fund
Small-Cap Blend Index Fund
International Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.04%

Emerging Markets Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.14%

Enhanced Large-Cap Growth Index Fund
Enhanced Large-Cap Value Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.35%
Over $1.0--$2.0	0.30%
Over $2.0--$4.0	0.25%
Over $4.0--$8.0	0.20%
Over $8.0	0.15%

Enhanced International Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.40%
Over $1.0--$2.0	0.35%
Over $2.0--$4.0	0.30%
Over $4.0--$8.0	0.25%
Over $8.0	0.20%

Social Choice Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.15%

Managed Allocation Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.00%

Bond Fund
Bond Plus Fund
Tax-Exempt Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.30%
Over $1.0--$2.0	0.29%
Over $2.0--$4.0	0.28%
Over $4.0--$8.0	0.27%
Over $8.0	0.26%

Short-Term Bond Fund
Inflation-Linked Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.25%
Over $1.0--$2.0	0.24%
Over $2.0--$4.0	0.23%
Over $4.0--$8.0	0.22%
Over $8.0	0.21%

High-Yield Fund
Social Choice Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.35%
Over $1.0--$2.0	0.34%
Over $2.0--$4.0	0.33%
Over $4.0--$8.0	0.32%
Over $8.0	0.31%

Emerging Markets Debt Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.55%
Over $1.0--$2.0	0.53%
Over $2.0--$4.0	0.51%
Over $4.0--$8.0	0.49%
Over $8.0	0.47%

Bond Index Fund	Money Market Fund
Lifecycle Retirement Income Fund	Lifecycle Index Retirement Income Fund
Lifecycle 2010 Fund	Lifecycle Index 2010 Fund
Lifecycle 2015 Fund	Lifecycle Index 2015 Fund
Lifecycle 2020 Fund	Lifecycle Index 2020 Fund
Lifecycle 2025 Fund	Lifecycle Index 2025 Fund
Lifecycle 2030 Fund	Lifecycle Index 2030 Fund
Lifecycle 2035 Fund	Lifecycle Index 2035 Fund
Lifecycle 2040 Fund	Lifecycle Index 2040 Fund
Lifecycle 2045 Fund	Lifecycle Index 2045 Fund
Lifecycle 2050 Fund	Lifecycle Index 2050 Fund
Lifecycle 2055 Fund	Lifecycle Index 2055 Fund
Lifecycle 2060 Fund	Lifecycle Index 2060 Fund
Lifestyle Income Fund	Lifestyle Conservative Fund
Lifestyle Moderate Fund	Lifestyle Growth Fund
Lifestyle Aggressive Growth Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.10%

Social Choice International Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.30%

Social Choice Low Carbon Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.25%

Short-Term Bond Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.07%

International Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.55%
Over $1.0--$2.0	0.54%
Over $2.0--$4.0	0.53%
Over $4.0--$8.0	0.52%
Over $8.0	0.51%

International Small-Cap Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.65%
Over $1.0--$2.0	0.62%
Over $2.0--$4.0	0.59%
Over $4.0--$8.0	0.56%
Over $8.0	0.53%